UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2009

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One Boston Scientific Place, Natick, Massachusetts  01760-1537
(Address of principal executive offices)    (Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

[   ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.
DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 24, 2009, our Board of Directors, upon the recommendation of the Nominating and Governance Committee, elected John E. Sununu to the Board of Directors of Boston Scientific effective as of April 1, 2009. Mr. Sununu’s term will expire at our 2009 Annual Meeting of Stockholders to be held on May 5, 2009 where he will stand for re-election by our stockholders.  The appointment of Mr. Sununu temporarily increases the size of our Board to sixteen members. Mr. Sununu has not yet been appointed to any Board committee.  There are no arrangements or understandings between Mr. Sununu and any other persons pursuant to which Mr. Sununu was elected a director of Boston Scientific.

In connection with Mr. Sununu’s election as a non-employee director of the Board, he will receive our standard director compensation, including a cash retainer of $75,000 (pro rated from April 1, 2009) and a restricted stock grant equal to a number of shares of restricted stock determined by dividing $125,000 by the fair market value of our common stock on the first day of our next open window period following the effective date of his election to our Board on April 1, 2009.

In addition, on February 24, 2009, Joel Fleishman announced his intention to retire from our Board of Directors at our 2009 Annual Stockholders Meeting.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated March 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: March 2, 2009	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated March 2, 2009.